ITEM 77C

The shareholders of MFS StateplaceCalifornia Insured Municipal Fund (the Trust), held an annual meeting of shareholders on October 23, 2008. Shareholders represented in person or by proxy voted as follows:

Proposal 2:  To approve an Amended and Restated Declaration of Trust.

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Number of Shares Voted     % of Shares Voted          % of Outstanding Shares
---------------------------- -------------------------- ---------------------


For     1,541,870                  89.30%                     55.43%
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Against  123,639                    7.16%                      4.44%
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Abstain/Withheld 61,075                     3.54%                      2.20%
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Non-Vote  940,788                    35.27%                     N/A
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Proposal 3:  To amend or remove certain fundamental
investment policies of the Trust.

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 Number of Shares Voted     % of Shares Voted          % of Outstanding Shares
---------------------------- -------------------------- -------------
For   1,524,169                  88.28%                     54.79%
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Against 122,787                    7.11%                      4.41%
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Abstain/Withheld 79,628                     4.61%                      2.86%
---------------------------- -------------------------- --------------------

Non-Vote  940,788                    35.27%                     N/A
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Preferred Shares

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Number of Shares Voted     % of Shares Voted          % of Outstanding Shares
---------------------------- -------------------------- ----------------------

For   371                        71.62%                     37.93%
---------------------------- -------------------------- ----------------

Against  94                         18.15%                     9.61%
---------------------------- -------------------------- -------------------

Abstain/Withheld 53                         10.23%                     5.42%

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Non-Vote 26                         4.78%                      N/A
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Proposal 4:  To act upon, if properly presented at the Meeting, a shareholder proposal that the Board of Trustees take the steps necessary to merge the Trust into MFS California Municipal Bond Fund, an open end fund, or otherwise enable shareholders to realize net asset value for their shares.

---------------------------- -------------------------- ------------
Number of Shares Voted     % of Shares Voted          % of Outstanding Shares
---------------------------- -------------------------- -----------------
For   354,768                    20.55%                     12.75%
---------------------------- -------------------------- ------------
Against  1,272,406                  73.69%                     45.74%
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Abstain/Withheld  99,410                     5.76%                      3.57%
---------------------------- -------------------------- -----------
Non-Vote 940,788                    35.27%                     N/A
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